Law Offices
                                 ALLAN M. LERNER
                           A Professional Association

                                                        Telephone: (954)563-8111
2888 East Oakland Park Boulevard                        Facsimile: (954)563-8522
Fort Lauderdale, Florida 33306                            e.mail: AMLRWP@AOL.com
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                                  May 19, 2000

DAC Technologies Group International, Inc.
3200 North Ocean Boulevard
Suite 1006
Fort Lauderdale, Florida 33308

Re:      Filing of 10QSB for DAC Technologies Group International, Inc.
         --------------------------------------------------------------

Gentlemen:

I hereby consent to the inclusion of my name with the Form 10Q-SB being filed on behalf of DAC Technologies Group International, Inc. with the U.S. Securities and Exchange Commission.


                                                           Very truly yours,



                                                           Allan M. Lerner, P.A.